UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 15, 2014

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
(949) 399-4500 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
On May 15, 2014, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 17,312,386 shares of the Company's common stock were present or represented by proxy at the meeting, representing 75.43% of the total shares outstanding as of the March 21, 2014 record date. Based upon the votes reported below, the Company’s stockholders (i) appointed Paul E. Grutzner to serve as a Class I director; (ii) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the Company’s authorized shares of common stock to 50,000,000; (iii) approved the Company’s issuance of shares of its common stock upon conversion of convertible notes and exercise of warrants; (iv) ratified the appointment of Haskell & White LLP as the Company’s independent auditor for the year ending December 31, 2014; (v) did not approve by the requisite vote an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the staggered board provisions; (vi) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (vii) approved an adjournment of the Annual Meeting if more time was needed to solicit additional proxies in favor of Proposal 2. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Appointment of Paul E. Grutzner to serve as a Class I director:

FOR	WITHHELD	BROKER NON-VOTES
7,183,860	59,448	10,069,078

Proposal 2 – An Amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock, $0.02 par value, from 37,475,000 to 50,000,000:

FOR	AGAINST	ABSTAIN
15,791,541	1,427,611	93,234

Proposal 3 – Issuance of shares of common stock upon conversion of the Company’s 2% senior secured convertible promissory notes and the exercise of common stock purchase warrants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,915,748	282,131	45,429	10,069,078

Proposal 4 – Ratification of Independent Auditors:

FOR	AGAINST	ABSTAIN
17,153,655	123,869	34,862

Proposal 5 – An Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the staggered board provisions:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,309,491	913,827	19,990	10,069,078

Proposal 6 – Compensation of our Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,015,368	194,860	33,080	10,069,078

Proposal 7 – Adjournment:

FOR	AGAINST	ABSTAIN
15,786,238	807,171	718,977

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

May 19, 2014	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel